Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

CONTACT:	Douglas Mitchell
Senior Vice President, Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(646) 201-5445
For Immediate Release
UCBH HOLDINGS, INC. ANNOUNCES THE APPOINTMENT OF
CRAIG S. ON AS CHIEF FINANCIAL OFFICER
     SAN FRANCISCO, October 23, 2008 — UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today announced the appointment of Mr. Craig S. On as Executive Vice President and Chief Financial Officer of UCBH and UCB (the “Company”), effective October 23, 2008. Mr. On has been serving as Senior Vice President and Interim Chief Financial Officer of the Company since May 2008. Prior to that, he had served as the Company’s Deputy Chief Financial Officer since March 2008, and Senior Vice President and Corporate Controller since June 2005.
     “We are extremely pleased to appoint Craig to the CFO position of the Company,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “The Board conducted an extensive six-month search and, in addition to Craig, we interviewed a number of highly qualified candidates from outside the Company. Having served as Interim CFO during the past six months, Craig has demonstrated strong leadership in the financial management of the Company, and he is highly respected by our senior management team. Based on his outstanding finance background as well as his in-depth knowledge and understanding of the Company, we are confident that Craig will continue to provide strong strategic and financial leadership in our future expansion and profitability growth.”
     Mr. On joined the Company after a twenty-one year career with the public accounting firm of Deloitte & Touche LLP, where he served in the capacity of Audit Director and oversaw the audits of commercial and community banks, investment management and hedge fund companies, as well as multi-lateral development banks and mortgage banking organizations. Mr. On is a Certified Public Accountant with an MBA degree in Accounting from California State University at Hayward and a BS degree in Psychology from the University of California at Berkeley.

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc., with $13.04 billion in assets as of September 30, 2008, is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. Together, the Bank and its subsidiaries, including United Commercial Bank (China) Limited, operate 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, eight branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, asset-based financing, cash management, loans guaranteed by the U.S. Small Business Administration, commercial, multifamily and residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: the current dislocations in global credit and capital markets; economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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